UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2011

Conversion Services International, Inc.
[Missing Graphic Reference]
 (Exact name of registrant as specified in its charter)

Delaware	0-30420	20-0101495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Eagle Rock Avenue, East Hanover, New Jersey	07936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 560-9400

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Amendment to a Material Definitive Agreement

On April 7, 2011, Access Capital, Inc. (“Access Capital”) and Conversion Services International, Inc. (the “Company”) entered into an amendment to that certain Loan and Security Agreement, which was dated as of March 31, 2008.  Under the original Loan and Security Agreement, Access Capital provided the Company with a revolving line of credit of up to a maximum of $3,500,000, based upon collateral availability, and has a 90% advance rate against eligible accounts receivable.  The line of credit was for a three year term and had a base interest rate of prime plus 2.75% and a default rate of 18%.

Under the Amended Loan and Security Agreement, Access Capital provided the Company with a revolving line of credit of up to a maximum of $3,500,000, based upon collateral availability, and has a 90% advance rate against eligible accounts receivable. The line of credit is for a three year term. The line of credit has a base interest rate of prime plus 8.75% and provides for interest rate reductions based upon the Company’s achievement of cash flow goals. The interest rate is reduced by between 0.50% and 3.00% based upon the Company’s achievement of positive cumulative cash flow of between $250,000 and $1,500,000. The default interest rate is 3% above the applicable rate at the time of the default. “Cash Flow” as defined in the Amended Loan and Security Agreement means, the net income (as defined by GAAP) of the Company, plus any non-cash charges, less payments (i) to the Company’s officers or related persons, (ii) under capital leases and (iii) for capital expenditures.

Also under the Amended Loan and Security Agreement, the Company would not be required to meet certain working capital amounts, but rather, the Company is required to maintain positive Cash Flow on up to a rolling six month basis. Starting April, 2011, the end of each month (each a “Test Date”), the Company is required to maintain positive Cash Flow for the period ending on the Test Date, and commencing from the later of (i) April 1, 2011 or (ii) six months prior to the Test Date.  For example, on September 30, 2011, the Company is required to maintain positive Cash Flow for the period from April 1, 2011 to September 30, 2011. On November 30, 2011, the Company would be required to maintain positive Cash Flow for the period ending June 1, 2011 to November 30, 2011.

The Amended Loan and Security Agreement is filed hereto as exhibit 10.1.

 Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Loan and Security Agreement by and between Access Capital, Inc. and Conversion Services International, Inc., dated April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 13, 2011	CONVERSION SERVICES INTERNATIONAL, INC.

	By:	/s/ William B. Hendry
Name: William B. Hendry
Title: Chief Financial Officer